Exhibit 10.11.2

February 6, 2009

Dr. Oliver Peoples

c/o Metabolix, Inc.

21 Erie Street

Cambridge, MA 02139

Re:  Second Amendment to Employment Agreement

Dear Oliver:

This letter amends the terms of the Employment Letter Agreement (the “Agreement”) dated as of July 20, 2006 by and between Metabolix, Inc. (the “Company”) and you, as previously amended, as set forth below.  Capitalized terms not defined herein shall have the meaning specified in the Agreement.

1.                                       Section 4(e)(iii) of the Agreement is hereby amended by deleting said section in its entirety and substituting the following therefor:

(iii)                               any one person, entity or group, who is not a shareholder at time of execution of this Agreement, acquires ownership of capital stock of the Company that, together with the capital stock of the Company already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a Change of Control.

2.                                       Except as amended herein, the Agreement is hereby confirmed in all other respects and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

Please indicate your acceptance of this amendment to the Agreement by signing the enclosed copy of this letter and returning it to me.

METABOLIX, INC.

By:	/s/ Richard P. Eno
Richard P. Eno
President & CEO

Metabolix | 21 Erie Street | Cambridge | MA | 02139 | USA

tel: 617 583 1700 | fax: 617 583 1767 | www.metabolix.com

Accepted and agreed:

/s/ Oliver P. Peoples
Oliver P. Peoples

Date:	2/25/2009